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                                                                  EXHIBIT 10.25

                                    [Logo]

              CONFIDENTIALITY, INVENTION & NON-COMPETE AGREEMENT

     THIS CONFIDENTIALITY, INVENTION & NON-COMPETE AGREEMENT (this "Agreement"), effective _______________ ("Effective Date"), by and between GenVec, Inc., with principal offices at 12111 Parklawn Drive, Rockville, MD 20852 ("Company") and residing at [_______________________________________]
("Employee").     [___________________________]

     Whereas the Company intends to retain the services of Employee as a full-time employee of Company, and in such capacity Employee will have access to information and materials regarding the Company's technology and business activities (the "Subject Matter"), the parties specifically agree as follows:

1.   AT-WILL EMPLOYMENT

     1.1 Employee understands and acknowledges that his or her employment with the Company is for an unspecified duration and constitutes "at-will" employment. Employee acknowledges that this employment relationship may be terminated at any time, with or without good cause or for no cause, at the option either of the Company or himself or herself, with or without notice.

2.   CONFIDENTIALITY OF INFORMATION

     2.1 Employee understands that his or her employment creates a relationship of confidence and trust between Employee and the Company with respect to any written or oral information, drawings, or information observed (collectively referred to as "Confidential Information") on the Subject Matter possessed by the Company which the Company desires to or is obligated to keep in confidence or which has commercial value to the Company. Employee understands that such Confidential Information includes, without limitation, formulas, processes, techniques, test data, research, strategies, inventions, contracts, products, customer lists, customers, marketing and financial data, and includes information which Employee may develop in the course of employment. At all times during such employment and thereafter Employee will keep in confidence all Confidential Information, and will not use, except for the benefit of the Company, nor disclose, nor transfer to any third party any Confidential Information without the Company's prior written consent.

     2.2 Employee agrees that Employee will not, during his or her employment with the Company, improperly use or disclose any proprietary information or trade secrets of any former or concurrent employer or other person or entity and that Employee will not bring onto the premises of the Company any unpublished document or proprietary information belonging to any such employer, person or entity unless consented to in writing by such employer, person or entity.

     2.3 Employee recognizes that the Company has received and in the future will receive from third parties information deemed to be confidential subject to a duty on the Company's part to maintain the confidentiality of such information and to use it only for certain limited purpose. Employee agrees to hold all such confidential or proprietary information in the strictest confidence and not to disclose it to any person, firm or corporation or to use it except as necessary in carrying

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out his or her work for the Company consistent with the Company's agreement with such third party.

     2.4 Employee agrees that it will secure and safeguard any and all materials, documents, work in process and work product that embodies Confidential Information in areas reasonably restricting access and preventing unauthorized use and/or disclosure. Employee further agrees that it will undertake reasonable measures to prevent accidental or other loss of Confidential Information. In the event Employee becomes aware of any loss, disclosure or use of Confidential Information in violation of this Agreement, Employee shall immediately notify Company in writing.

3.   INVENTION ASSIGNMENT

     3.1 Employee has attached hereto, as EXHIBIT A, a list describing all inventions, original works of authorship, developments, improvements, and trade secrets which were made by him or her prior to his or her employment with the Company (collectively referred to as "Prior Inventions"), which belong to him or her, which relate to the Company hereunder; or, if no such list is attached, Employee represents that there are no such Prior Inventions. If in the course of his or her employment with the Company, Employee incorporates into a Company product or process a Prior Invention owned by him or her in which Employee has an interest, the Company is hereby granted and shall have a nonexclusive, royalty-free, irrevocable, perpetual, worldwide license to make, have made, modify, use and sell such Prior Invention as part of or in connection with such product or process, subject to the rights of any prior third party obligations as listed in EXHIBIT A.

     3.2 Employee will promptly disclose to the Company in writing all formulas, processes, techniques, tests data, improvements and inventions, original works of authorship, developments, concepts, trade secrets, whether or not patentable or registrable under copyright or similar laws, which Employee makes, conceives, learns or reduces to practice, either alone or jointly with others, during the period of employment and which are related to or useful in the Company's business, and which result from tasks assigned by the Company or from use of Company Confidential Information or facilities (collectively referred to as "Inventions").

     3.3 Employee further acknowledges that all original works of authorship which are made by him or her (solely or jointly with others) within the scope of and during the period of his or her employment with the Company and which are protectible by copyright are "works made for hire," as that term is defined in the United States Copyright Act and are subject to assignment as set forth above.

     3.4 Employee agrees that all Confidential Information, all Inventions and all patent and other rights related thereto are the sole property of the Company, and Employee hereby assigns to the Company any rights Employee may have or acquire in such Confidential Information or Inventions. Employee further agrees to assist the Company (at its expense) in every proper way (including execution of patent applications and other documents) to obtain and enforce patents on and otherwise secure the Company's rights in any Inventions. Employee agrees that Employee's obligation to assist the Company in obtaining and enforcing any copyrights, patents, mask work rights or other intellectual property rights relating thereto in any and all countries will continue beyond the termination of Employee's employment, but the Company will compensate Employee at reasonable rates for the assistance Employee actually provides at the Company's request after such termination. Employee hereby irrevocably appoints the Company and its duly authorized officers and agents as Employee's agents and attorneys-in-fact to execute and file all documents and perform all other lawful acts related to the foregoing.

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     3.5  Employee agrees that all Confidential Information, documents, equipment and other physical property furnished to or produced by Employee in connection with Employee's employment are the sole property of the Company, and Employee will promptly deliver all such property to the Company at its request and (whether or not the Company so requests) upon the termination of employment with Company.

     3.6 In the event of Employee's termination of employment with the Company, Employee agrees to sign and deliver the "Termination Certification" attached hereto as EXHIBIT B.

4.   COVENANT NOT TO COMPETE

     4.1 For a period of 12 months after termination of employment with Company, either by termination for cause by Company or voluntary by Employee, Employee agrees that he or she shall not (a) engage, directly or indirectly, whether as a principal, stockholder, partner, officer, consultant, employee or otherwise, in a business or other entity, located anywhere in the world, which conducts research, development or commercial exploitation of the results thereof, involving gene therapy or other discoveries or inventions competitive with or similar to those which are the subject of actual or then proposed activities of the Company, or (b) either directly of indirectly solicit, induce, recruit or encourage any of the Company's employees to leave their employment, or take away such employees, or attempt to solicit, induce, recruit, encourage or take away employees of the Company, either for himself or herself or for any other person or entity. Employee acknowledges that the Company will be engaged in activities worldwide, and that the worldwide scope of this covenant is reasonable to protect the Company's interest. Provided, however, that the Company shall have the capacity to waive this covenant if it determines, in its reasonable discretion, and on the basis of full disclosure by Employee of all known facts relating to such other activity, that such activity would not damage the Company's interest. This provision shall not be deemed to prohibit ownership by me of 5% or less of the outstanding Common Stock of any company having at least 100 shareholders. Employee acknowledges that remedies at law will not be sufficient to repair the damage caused by his or her violation of this covenant and, therefore, in the event of any breach thereof the Company will be entitled to specific performance and injunctive or other equitable relief, in addition to any such remedies at law arising from such breach.

     4.2 The convenants in this Section 4 are severable and separate, and the unenforceability of any specific covenant shall not affect the provisions of any other covenant. Moreover, in the event any court of competent jurisdiction shall determine that the scope, time or territorial restrictions set forth are unreasonable, then it is the intention of the parties that such restrictions be enforced to the fullest extent which the court deems reasonable, and this Section 4 shall thereby be reformed.

5.   OTHER OBLIGATIONS

     5.1  As Employee is a [__________] member of the [_____________________],
Company recognizes that Employee has an obligation to the [______________] as described in EXHIBIT D. In connection with such relationship, Employee has entered into an agreement relating to ownership of intellectual property and other matters, the possible existence of which the Company hereby acknowledges.

     5.2 Employee will not disclose to Company any information that Employee is obligated to keep secret pursuant to an existing confidentiality agreement with [______________] or consistent with his duties or obligations to [________] and nothing in this Agreement will impose any obligation on Employee to the contrary. Nothing in this Agreement shall be construed to interfere

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with the Employee's obligations to [_____________________] with respect to confidential or proprietary information on inventions.

     5.3 The duties provided by Employee for Company hereunder will not be conducted on time that is required to be devoted to [________________] or any third party. Employee shall not use the funding, resources or facilities of [____________________] or any other third party to perform his or her duties hereunder and shall not perform such services in any manner that would give [________________] or any third party rights to any result of such services.

6.  MISCELLANEOUS

     6.1 Employee agrees to diligently adhere to the Conflict of Interest Guidelines attached hereto as EXHIBIT C.

     6.2 Employee represents that Employee's performance of this Agreement will not breach any other agreement or obligation, written or oral, by which Employee may be bound.

     6.3 This Agreement shall be governed by the laws of the State of Maryland, without reference to conflicts of laws principles. Employee hereby agrees and consents that the exclusive jurisdiction and venue for any dispute arising under this Agreement or in connection with any breach thereof shall be in federal or state courts for Montgomery County, Maryland.

     6.4 This Agreement is binding upon Employee, Employee's heirs, executors, administrators and assigns and shall inure to the benefit of the Company, its successors and assigns.

     6.5 This Agreement supersedes all prior agreements, written or oral, between the parties hereto relating to the disclosure of Confidential Information pursuant to this Agreement. This Agreement may not be modified, changed or discharged, in whole or in part, except by a written agreement signed by both parties.

     6.6 The provisions of this Agreement are necessary for the protection of the business and good will of Company and are considered by the parties to be reasonable for such purpose. In the event of breach, in addition to other remedies which may be available, Company shall have the right to seek specific performance and other injunctive and equitable relief.

ACCEPTED AND AGREED TO:

                                     GENVEC, INC.
("Employee")                         ("Company")

By:                                  By:
   ----------------------------         ------------------------------


   ----------------------------
      Social Security Number

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                                   EXHIBIT A

                           LIST OF PRIOR INVENTIONS
                       AND ORIGINAL WORKS OF AUTHORSHIP

                                          Identifying Number           Third Party
Title                      Date          or Brief Description        Ownership/Rights
-----                      ----          --------------------        ----------------
















     No inventions or improvements
---

 X   Additional Sheets Attached
---


Signature of Employee:
                     --------------------------------
Print Name of Employee:
                       ------------------------------
Date:
     ------------------------

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                                   EXHIBIT B

                           TERMINATION CERTIFICATION

     This is to certify that I do not have in my possession, nor have I failed to return, any Confidential Information (as defined in the Company's Confidentiality, Invention & Non-Compete Agreement), documents, files, laboratory notebooks, biological materials, computer diskettes, equipment or other physical property belonging to GenVec, Inc., its subsidiaries, affiliates, successors or assigns (together, the "Company").

     I further certify that I have complied with all the terms of the Company's Confidentiality, Invention & Non-Compete Agreement signed by me.

     I further agree that, in compliance with the Company's Confidentiality, Invention & Non-Compete Agreement signed by me, I will preserve as confidential all written or oral information, drawings or information observed regarding the Company's technology and business activities.

     I further agree that for twelve (12) months from this date, I will not
(a) engage, directly or indirectly, whether as a principal, stockholder, partner, officer, consultant, employee or otherwise, in a business or other entity, located anywhere in the world, which conducts research, development or commercial exploitation of the results thereof, involving gene therapy or other discoveries or inventions competitive with or similar to those which are the subject of actual or then proposed activities of the Company, or (b) either directly or indirectly solicit, induce, recruit or encourage any of the Company's employees to leave their employment, or take away such employees, or attempt to solicit, induce, recruit, encourage or take away employees of the Company, either for myself or for any other person or entity.

Date:
     ----------------------


                                     ---------------------------------
                                     (Employee's Signature)


                                     ---------------------------------
                                     (Type/Print Employee's Name)




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                                   EXHIBIT C

                        CONFLICT OF INTEREST GUIDELINES

     It is the policy of the Company to conduct its affairs in strict compliance with the letter and spirit of the law and to adhere to the highest principles of business ethics. Accordingly, all officers, employees and independent contractors must avoid activities which are in conflict, or give the appearance of being in conflict, with these principles and with the interests of the Company. The following are potentially compromising situations which must be avoided. Any exceptions must be reported to the President and written approval for continuation must be obtained.

     A. Revealing confidential information to outsiders or misusing confidential information. Unauthorized divulging of information is a violation of this policy whether or not for personal gain and whether or not harm to the Company is intended. (The Confidentiality, Invention & Non-Compete Agreement elaborates on this principle and is a binding agreement.)

     B. Accepting or offering substantial gifts, excessive entertainment, favors or payments which may be deemed to constitute undue influence or otherwise be improper or embarrassing to the Company.

     C. Participating in civic or professional organizations that might involve divulging confidential information of the Company.

     D. Initiating or approving personnel actions affecting reward or punishment of employees of applicants where there is a family relationship or is or appears to be personal or social involvement.

     E. Initiating or approving any form of personal or social harassment of employees.

     F. Investing or holding outside directorship in suppliers, customers, or competing companies, including financial speculations, where such investment or directorship might influence in any manner a decision or course of action of the Company.

     G.  Borrowing from or lending to employees, customers or suppliers.

     H.  Acquiring real estate of interest to the Company.

     I. Improperly using or disclosing to the Company any proprietary information or trade secrets of any former or concurrent employer or other person or entity with whom obligations of confidentiality exist.

     J. Unlawfully discussing prices, costs, customers, sales or markets with competing companies or their employees.

     K. Making any unlawful agreement with distributors with respect to prices.

     L. Improperly using or authorizing the use of any inventions which are the subject of patent claims of any other person or entity.

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     M.  Engaging in any conduct which is not in the best of interest of the
Company.

     Each officer, employee and independent contractor must take every necessary action to ensure compliance with these guidelines and to bring problem areas to the attention of higher management for review. Violations of this conflict of interest policy may result in discharge without warning.

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